UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2025

Sunoco LP

(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification Number

8111 Westchester Drive, Suite 400

Dallas, TX 75225

(Address of Principal Executive Offices) (Zip Code)

(214) 981-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On May 16, 2025, Sunoco LP (the “Partnership”) entered into that certain Amendment No. 1 to Third Amended and Restated Credit Agreement among the Partnership, as borrower, certain subsidiaries of the Partnership, as guarantors, the lenders and letter of credit issuers party thereto and Bank of America, N.A., as administrative agent and a letter of credit issuer (the “Amendment”), which amends that certain Third Amended and Restated Credit Agreement entered into by and among the Partnership, the lenders and letter of credit issuers from time to time party thereto and Bank of America, N.A., as administrative agent, swingline lender and a letter of credit issuer on May 3, 2024 (the “Credit Agreement” and as amended, the “Amended Credit Agreement”).

Pursuant to the Amendment, the Credit Agreement was amended to, among other things, make the following changes to the Credit Agreement effective as of the Parkland Acquisition Closing Date (as defined in the Amended Credit Agreement): (i) increase the letter of credit sublimit from $100 million to $250 million, (ii) exclude Parkland and its subsidiaries from any requirement to provide a guarantee of the Obligations (as defined in the Amended Credit Agreement) to the extent (x) such guarantee would not be permitted under any existing indebtedness of Parkland and its subsidiaries that remains outstanding after the Parkland Acquisition Closing Date or (y) such guarantee, if provided by a domestic subsidiary that is a direct or indirect subsidiary of a foreign subsidiary, could reasonably be expected to have material adverse tax consequences and (iii) permit the Partnership or any of its subsidiaries to incur (x) Permitted Parkland Acquisition Bridge Debt (as defined in the Amended Credit Agreement) in an aggregate principal amount not to exceed $2,650 million and (y) Permitted Parkland Backstop Bridge Debt (as defined in the Amended Credit Agreement) in an aggregate principal amount not to exceed $3,400 million less reductions to such maximum amount as set forth in the Amended Credit Agreement.

In connection with the entry into the Amendment, $1.50 billion of the previously disclosed debt financing commitments provided by Barclays Bank PLC (and certain of its affiliates) and Royal Bank of Canada (and certain of its affiliates) terminated in accordance with the terms of such commitments.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 relating to the Amendment under the heading “Amendment to Credit Agreement” is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of May 16, 2025, by and among Sunoco LP, as borrower, Bank of America N.A., as administrative agent, swingline lender and an LC issuer and the lenders party thereto.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC,
its General Partner

Date: May 19, 2025	By:	/s/ Rick Raymer
	Name:	Rick Raymer
	Title:	Vice President, Controller and Principal Accounting Officer